Exhibit 99.1

Hot Topic, Inc. 1st Quarter Financial Results Exceed Expectations

Company Reports Q1 Net Income of $3.8 million or $0.09 per share

CITY OF INDUSTRY, Calif.--(BUSINESS WIRE)--May 16, 2012--Hot Topic, Inc. (Nasdaq Global Select Market: HOTT) reported results for its first quarter of fiscal 2012 (13 weeks) ended April 28, 2012.

The company reported net income in the first fiscal quarter of $3.8 million, or $0.09 per share, compared to a net loss of $7.7 million, or $0.17 per share, for the comparable period last year. The results for the first quarter of 2011 include $12.4 million of expenses, or $0.17 per share, for the implementation of the strategic business changes and cost reduction plan. On a non-GAAP basis, which excludes these charges, the first quarter of 2011 results were $0.00 earnings per share. Refer to GAAP to non-GAAP reconciliation below).

Total sales for the first quarter of fiscal 2012 increased 6.4% to $171.5 million compared to $161.3 million for the first quarter last year. Total company comparable store sales increased 7.5% for the first quarter of fiscal 2012. A summary of the sales results by division was included in the first quarter sales release.

“Our first quarter sales and earnings increases at both the Hot Topic and Torrid brands exceeded our early expectations. The quarterly results demonstrate the success of our key strategies of returning the Hot Topic brand to its edgy, dark and sexy core, as well as bringing true fashion to the Torrid brand,” said Lisa Harper, Hot Topic, Inc. Chairman, and Chief Executive Officer.

“We are encouraged by the significant progress we have made over the past year to build a culture of progress, success and results at Hot Topic, Inc.,” Harper said. “Looking ahead, we believe our new systems, vertical sourcing, reinvigorated product offering and substantial unit growth at the Torrid brand will help us to generate continuous improvement across the businesses in the coming periods.”

At the end of the first quarter of fiscal 2012, the company operated 624 Hot Topic stores and 164 Torrid stores compared to 642 Hot Topic stores and 151 Torrid stores at the end of first quarter of fiscal 2011. During the first quarter of fiscal 2012, the company opened one Hot Topic store and 17 Torrid stores and closed five Hot Topic stores and one Torrid store. The company also remodeled or relocated 13 Hot Topic stores and one Torrid store during the quarter.

A conference call to discuss first quarter results, business trends, guidance and other matters is scheduled for May 16, 2012 at 4:30 PM (ET). The conference call number is 800-299-8538, pass code “Hot Topic”, and will be accessible to all interested parties. It will also be webcast on the company’s Investor Relations website located at http://investorrelations.hottopic.com. A replay of the conference call will be available at 888-286-8010, pass code 69061103, for approximately two weeks. In addition, a webcast replay of the conference call will be available on the company’s Investor Relations website for approximately two weeks.

Hot Topic, Inc. is a mall and web based specialty retailer operating the Hot Topic and Torrid concepts. Hot Topic offers music/pop culture-licensed and music/pop culture-influenced apparel, accessories, music and gift items for young men and women. Torrid offers apparel, lingerie, shoes and accessories designed for various lifestyles for young plus-size women.

This news release and the aforementioned conference call contain forward-looking statements, which may include statements relating to financial results, guidance, store and online operations (including closures, remodels and relocations), projections, financial performance including cost reductions and changes in business operations, and related matters. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, fluctuations in sales and comparable sales results, music, license and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, technology and other risks associated with Internet sales, the effect of negative conditions in the economic environment (including global capital and credit markets), the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic, relationships with mall developers and operators, relationships with our vendors, litigation proceedings and contingent liabilities, as well as other risks detailed in the company’s SEC reports including its Annual Report on Form 10-K for the year ended January 28, 2012, and its Quarterly Reports on Form 10-Q. Historical results achieved are not necessarily indicative of the future prospects of the company, and actual results or circumstances could differ materially from the forward-looking statements.

HOT TOPIC, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) (Unaudited)

	Three Months Ended
	Apr. 28, 2012	Apr. 30, 2011

Net sales	$171,544	$161,273
Cost of goods sold, including buying,
distribution and occupancy costs	109,859	110,863
Gross margin	61,685	50,410
Selling, general & administrative expenses	55,603	62,799
Income (loss) from operations	6,082	(12,389)
Interest and other income, net	62	52
Income (loss) before provision (benefit) for income taxes	6,144	(12,337)
Provision (benefit) for income taxes	2,309	(4,676)
Net income (loss)	$3,835	$(7,661)

Earnings (loss) per share:
Basic	$0.09	$(0.17)
Diluted	$0.09	$(0.17)
Shares used in computing earnings (loss)per share:
Basic	42,139	44,713
Diluted	42,821	44,713

HOT TOPIC, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	Apr. 28, 2012	Apr. 30, 2011
Current Assets:
Cash, cash equivalents and short-term investments	$69,552	$73,725
Inventory	65,664	62,564
Prepaid expenses and other	15,287	27,655
Deferred tax assets	5,812	4,488
Total current assets	156,315	168,432

Property and equipment, net	105,294	116,100
Deposits and other	5,094	4,810
Long-term investments	3,013	3,044
Deferred tax assets	3,445	5,704

Total assets	$273,161	$298,090

Current Liabilities:
Accounts payable	$24,632	$27,218
Accrued liabilities	37,478	32,941
Income taxes payable	85	665
Total current liabilities	62,195	60,824

Deferred rent	19,514	24,116
Deferred compensation liability	4,421	4,738
Income taxes payable	1,812	1,911
Total liabilities	87,942	91,589

Total shareholders’ equity	185,219	206,501

Total liabilities and shareholders’ equity	$273,161	$298,090

HOT TOPIC, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)
	Three Months Ended
	Apr. 28, 2012	Apr. 30, 2011
Operating Activities
Net income (loss)	$3,835	($7,661)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	8,489	9,007
Change in inventory	5,067	7,724
Other, net	(1,037)	(3,669)

Net cash flows provided by operating activities	16,354	5,401

Investing activities
Purchases of property and equipment	(9,183)	(5,437)
Proceeds (purchases) from sale of investments	689	(4,664)

Net cash flows used in investing activities	(8,494)	(10,101)

Financing activities
Payment of cash dividends	(3,377)	(3,134)
Excess tax benefit from stock-based compensation	273	44
Proceeds from employee stock purchases and stock
options exercised	649	448
Payment of capital lease obligation	-	(191)
Net cash used in financing activities	(2,455)	(2,833)

Increase (decrease) in cash and cash equivalents	5,405	(7,533)
Effect of foreign currency exchange rate changes on cash	12	(45)
Cash and cash equivalents at beginning of period	49,615	51,316
Cash and cash equivalents at end of period	$55,032	$43,738

HOT TOPIC, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO
NON-GAAP MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	April 28, 2012			April 30, 2011
	Reported	Charges	Non-GAAP	Reported	Charges	Non-GAAP
Net sales	$171,544	$-	$171,544	$161,273	$-	$161,273
Cost of goods sold, including
buying, distribution and
occupancy costs	109,859	-	109,859	110,863	5,370	105,493
Gross margin	61,685	-	61,685	50,410	5,370	55,780
Selling, general and
administrative expenses	55,603	-	55,603	62,799	7,059	55,740
Income (loss) from operations	6,082	-	6,082	(12,389)	12,429	40
Interest income, net	62	-	62	52	-	52
Income (loss) before provision
(benefit) for income taxes	6,144	-	6,144	(12,337)	12,429	92
Provision (benefit) for income taxes	2,309	-	2,309	(4,676)	4,711	35
Net income (loss)	$3,835	$-	$3,835	($7,661)	$7,718	$57

Earnings (loss) per share:
Basic	$0.09		$0.09	$(0.17)		$0.00
Diluted	$0.09		$0.09	$(0.17)		$0.00
Shares used in computing earnings
(loss) per share:
Basic	42,139		42,139	44,713		44,713
Diluted	42,821		42,821	44,713		44,713

NON-GAAP PERFORMANCE MEASURES – Hot Topic, Inc. reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that non-GAAP performance measures, which exclude certain items that the Company does not consider part of its ongoing operating results when assessing the performance of the Company, present the operating results of the Company on a basis consistent with those used in managing the Company's business, and provide users of the Company's financial information with a more meaningful report on the condition of the Company's business. Non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Within this release, the Company has excluded the following items from its non-GAAP performance measures:

First quarter of fiscal 2011:

– $12.8 million of charges, comprising of $6 million in cost of goods sold and $6.8 million in selling, general and administrative expenses, related to the strategic business changes previously announced on March 28, 2011.

– $0.4 million net recovery of charges, comprising of $0.6 million recovery in cost of goods sold and $0.2 million charge in selling, general and administrative expenses, related to the implementation of the cost reduction plan.

CONTACT:
Hot Topic, Inc.
Investor Contacts:
Jim McGinty, CFO, 626-839-4681 x2675
George Wehlitz, VP Finance, 626-839-4681 x2174
or
Media Contact:
Jennifer Vides, 626-839-4681 x2970